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                                                      EXHIBIT    12.1

        LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES
          STATEMENT RE:  COMPUTATION OF RATIO OF EARNINGS (LOSS)
            TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                          (DOLLARS IN MILLIONS)


                                    12/31/98    12/31/97     12/31/96
                                   ---------    --------     --------
Earnings (loss) before provision
 for income taxes and
 extraordinary item                $  81.5      $(161.3)    $(188.3)

Add: Fixed Charges
 Interest expense (gross)             48.7         71.7        71.7
 Interest factor in rents             22.5         22.6        23.5
Earnings (loss) as adjusted        $ 152.7      $ (67.0)    $ (93.1)

Preferred dividend requirements      43.6         23.4
Divided by pre-tax factor            66.0%        66.0%        --

Preferred dividend factor on a
 pre-tax basis                        66.1         35.5

Fixed charges:
 Interest expense (gross)             48.7         71.7        71.7
 Interest factor in rents             22.5         22.6        23.5

Combined fixed charges and
 preferred dividends                 137.3        129.8        95.2

Ratio of earnings to combined
 fixed charges and preferred
 dividends                             1.11       N/A         N/A

Amount by which earnings are
 insufficient to cover combined
 fixed charges and preferred
 dividends                                      $(196.8)    $(188.3)
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        LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES
           STATEMENT RE:  COMPUTATION OF RATIO OF EARNINGS (LOSS)
             TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                          (DOLLARS IN MILLIONS)


                                   12/31/95     12/31/94
                                   --------     --------

Earnings (loss) before provision
 for income taxes and
 extraordinary item                $   3.1      $  55.4

Add: Fixed Charges
 Interest expense (gross)             65.5         34.5
 Interest factor in rents             20.1         11.5

Earnings (loss) as adjusted        $  88.7      $ 101.4

Preferred dividend requirements
 divided by pre-tax factor              --           --

Preferred dividend factor on a
 pre-tax basis

Fixed charges:
 Interest expense (gross)             65.5         34.5
 Interest factor in rents             20.1         11.5

Combined fixed charges and
 preferred dividends                  85.6         46.0

Ratio of earnings to combined
 fixed charges and preferred
 dividends                             1.04         2.20

Amount by which earnings are
 insufficient to cover combined
 fixed charges and preferred
 dividends
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